EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                                 PALEX, INC.,

                         SHEFFIELD ACQUISITION, INC.,

                  SHEFFIELD LUMBER AND PALLET COMPANY, INC.,

                              ALBERT G. REAVIS,

                              DANIEL A. REAVIS,

                     ALBERT G. REAVIS IRREVOCABLE TRUST,

                REAVIS IRREVOCABLE GENERATION-SKIPPING TRUST,

                              KENNETH G. REAVIS,

                             MARSHA R. MCGREEVEY,

                               WENDY D. REAVIS,

         BRENT ALAN REAVIS TRUST SHARE CREATED UNDER DANIEL A. REAVIS

                              IRREVOCABLE TRUST,

                     BRENT ALAN REAVIS IRREVOCABLE TRUST,

        HILARY GAIL REAVIS TRUST SHARE CREATED UNDER DANIEL A. REAVIS

                              IRREVOCABLE TRUST,

                                     AND

                     HILARY GAIL REAVIS IRREVOCABLE TRUST

                          DATED AS OF AUGUST 1, 1997

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                               TABLE OF CONTENTS

                                  ARTICLE I

                                 DEFINITIONS

      1.1.  Definitions......................................................1
      1.2.  Interpretation...................................................4

                                  ARTICLE II
                   THE MERGER AND THE SURVIVING CORPORATION

      2.1.  The Merger.......................................................5
      2.2.  Effective Time of the Merger.....................................5
      2.3.  Articles of Incorporation, By-laws and Board of Directors of
               Surviving Corporation.........................................5

                                 ARTICLE III
                             CONVERSION OF SHARES

      3.1.  Conversion of Company Shares.....................................6
      3.2.  Conversion of Newco Shares.......................................7
      3.3.  Exchange of Certificates.........................................7
      3.4.  Closing..........................................................7

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      4.1.  Due Organization and Qualification...............................8
      4.2.  Authorization; Non-Contravention; Approvals......................8
      4.3.  Capitalization..................................................10
      4.4.  Pooling-of-Interests Accounting.................................10
      4.5.  Subsidiaries....................................................11
      4.6.  Financial Statements............................................11
      4.7.  Liabilities and Obligations.....................................12
      4.8.  Accounts and Notes Receivable...................................13
      4.9.  Assets..........................................................13
      4.10. Material Customers and Contracts................................15
      4.11. Permits.........................................................16
      4.12. Environmental Matters...........................................16
      4.13. Labor and Employee Relations....................................17
      4.14. Insurance.......................................................17
      4.15. Compensation; Employment Agreements.............................18
      4.16. Employee Benefit Plans..........................................18
      4.17. Litigation and Compliance with Law..............................19
      4.18. Taxes...........................................................20
      4.19. Absence of Changes..............................................21

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      4.20.  Accounts with Banks and Brokerages; Powers of Attorney.........23
      4.21.  Absence of Certain Business Practices..........................23
      4.22.  Competing Lines of Business; Related-Party Transactions........23
      4.23.  Intangible Property............................................23
      4.24.  Disclosure.....................................................24

                                  ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PALEX

      5.1.  Organization....................................................24
      5.2.  Authorization; Non-Contravention; Approvals.....................24
      5.3.  PalEx Common Stock..............................................26
      5.4.  SEC Filings; Disclosure.........................................26
      5.5.  Disclosure......................................................26
      5.6.  Tax Reorganization Representations..............................27
      5.7.  Registration Statement..........................................28

                                  ARTICLE VI
                              CERTAIN COVENANTS

      6.1.  Release From Guarantees.........................................28
      6.2.  Future Cooperation; Tax Matters.................................28
      6.3.  Expenses........................................................29
      6.4.  Employment Agreements...........................................29
      6.5.  Repayment of Related Party Indebtedness.........................29
      6.6.  Stock Options...................................................29
      6.7.  Legal Opinion...................................................30

                                 ARTICLE VII

                               INDEMNIFICATION

      7.1.  General Indemnification by the Stockholders.....................30
      7.2.  Indemnification by PalEx........................................30
      7.3.  Third Person Claims.............................................31
      7.4.  Limitation Upon Indemnity.......................................32

                                 ARTICLE VIII
                           NONCOMPETITION COVENANTS

      8.1.  Prohibited Activities...........................................32
      8.2.  Equitable Relief................................................33
      8.3.  Reasonable Restraint............................................33
      8.4.  Severability; Reformation.......................................34
      8.5.  Material and Independent Covenant...............................34

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                                  ARTICLE IX
                  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      9.1.  General.........................................................34
      9.2.  Equitable Relief................................................35
      9.3.  Survival........................................................35

                                  ARTICLE X
                             POOLING-OF-INTERESTS

                    ACCOUNTING AND INTENDED TAX TREATMENT

      10.1.  Further Actions for Pooling Treatment..........................35
      10.2.  Restrictions on Resale.........................................35
      10.3.  Tax-Free Reorganization........................................36

                                  ARTICLE XI

             FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
                            ON PALEX COMMON STOCK

      11.1.  Compliance with Law............................................36
      11.2.  Economic Risk; Sophistication..................................37
      11.3.  Rule 144 Affiliates............................................37
      11.4.  Rule 144 Reporting.............................................38
      11.5.  Consent to Sell Registered Shares Under Prospectus.............38

                                 ARTICLE XII

                                MISCELLANEOUS

      12.1.  Successors and Assigns.........................................39
      12.2.  Entire Agreement...............................................39
      12.3.  Counterparts...................................................39
      12.4.  Brokers and Agents.............................................39
      12.5.  Notices........................................................39
      12.6.  Governing Law..................................................40
      12.7.  Survival of Representations and Warranties.....................40
      12.8.  Exercise of Rights and Remedies................................40
      12.9.  Time of Essence................................................41
      12.10.  Reformation and Severability..................................41

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                     AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made as of the 1st day of August 1997, by and among PalEx, Inc., a Delaware corporation ("PALEX"), Sheffield Acquisition, Inc., a Delaware corporation that is a wholly-owned subsidiary of PalEx ("NEWCO"), Sheffield Lumber and Pallet Company, Inc., a North Carolina corporation (the "COMPANY"), and Albert G. Reavis ("A.G. REAVIS"), Daniel A. Reavis ("D.A. REAVIS"), the Albert G. Reavis Irrevocable Trust, the Reavis Irrevocable Generation-Skipping Trust, Kenneth G. Reavis, Marsha R. McGreevey, Wendy D. Reavis, the Brent Alan Reavis Trust Share Created Under Daniel A. Reavis Irrevocable Trust, the Brent Alan Reavis Irrevocable Trust, the Hilary Gail Reavis Trust Share Created Under Daniel A. Reavis Irrevocable Trust, and the Hilary Gail Reavis Irrevocable Trust (collectively, the "STOCKHOLDERS"), who are the Company's only stockholders.

      WHEREAS, the respective Boards of Directors of Newco and the Company (collectively referred to as "CONSTITUENT CORPORATIONS") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Newco merge with and into the Company; and

      WHEREAS, the Boards of Directors of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE");

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

            1.1. DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

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      "A.G. REAVIS" has the meaning set forth in the first paragraph of this
Agreement.

      "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

      "BALANCE SHEET DATE" has the meaning set forth in SECTION 4.6.

      "CLOSING" has the meaning set forth in SECTION 3.4.

      "CLOSING DATE" has the meaning set forth in SECTION 3.4.

      "CODE" has the meaning set forth in the third paragraph of this Agreement.

      "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

      "COMPANY STOCK" has the meaning set forth in SECTION 3.1.

      "COMPETITIVE BUSINESS" means any business that competes with the Company or the Subsidiary, including, without limitation, any business that (a) manufactures, recycles, repairs, markets, distributes, brokers or manages new or used pallets or pallet parts and other logistics services with respect thereto;
(b) operates a lumber mill or mills or sells or distributes lumber; or (c) competes with the Company or the Subsidiary for raw materials (I.E., wood); PROVIDED, HOWEVER, that notwithstanding the foregoing, such term shall not include (i) logging operations that may provide raw materials to the pallet manufacturing industry or other industries, (ii) lumber brokerage businesses that broker grade lumber (but not pallet lumber), or (iii) buying, selling or distributing sawdust, bark or chips.

      "CONSTITUENT CORPORATIONS" has the meaning set forth in the second paragraph of this Agreement.

      "D.A. REAVIS" has the meaning set forth in the first paragraph of this Agreement.

      "EFFECTIVE TIME" has the meaning set forth in SECTION 2.2.

      "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in SECTION 4.16.

      "EMPLOYMENT AGREEMENTS" has the meaning set forth in SECTION 6.4.

      "ENVIRONMENTAL LAWS" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and

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animal life or any other natural resource) or to human health or safety or (b)
the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance, in each case as amended and as in effect on the Closing Date. The term "ENVIRONMENTAL LAW" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any substance.

      "ERISA" has the meaning set forth in SECTION 4.16.

      "EXPIRATION DATE" has the meaning set forth in SECTION 12.7.

      "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.6.

      "GAAP" has the meaning set forth in SECTION 4.6.

      "GCL" has the meaning set forth in SECTION 2.1.

      "HAZARDOUS SUBSTANCES" means any substance listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. The term "HAZARDOUS SUBSTANCES" includes, without limitation, any substance to which exposure is regulated by any governmental authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

      "INDEMNIFIED PARTY" has the meaning set forth in SECTION 7.3.

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      "INDEMNIFYING PARTY" has the meaning set forth in SECTION 7.3.

      "INTERIM BALANCE SHEET" has the meaning set forth in SECTION 4.6.

      "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.6.

      "MATERIAL CUSTOMERS" has the meaning set forth in SECTION 4.10.

      "MERGER" has the meaning set forth in SECTION 2.1.

      "MERGER FILINGS" has the meaning set forth in SECTION 2.2.

      "NCBCA" has the meaning set forth in SECTION 2.1.

      "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

      "1934 ACT" has the meaning set forth in SECTION 5.4.

      "1933 ACT" has the meaning set forth in SECTION 5.4.

      "PALEX" has the meaning set forth in the first paragraph of this Agreement.

      "PALEX COMMON STOCK" has the meaning set forth in SECTION 3.1.

      "QUALIFIED PLANS" has the meaning set forth in SECTION 4.16.

      "REGISTERED SHARES" has the meaning set forth in SECTION 5.7.

      "REGISTRATION STATEMENT" has the meaning set forth in SECTION 5.7.

      "RESTRICTED SHARES" has the meaning set forth in SECTION 11.1.

      "RULE 144" has the meaning set forth in SECTION 11.2.

      "SEC" has the meaning set forth in SECTION 5.4.

      "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

      "SUBSIDIARY" means Bonfield Mills, L.L.C., a North Carolina limited liability company, whose membership interests were contributed to the Company effective May 30, 1997.

      "SURVIVING CORPORATION"has the meaning set forth in SECTION 2.1.

      "TAXES" has the meaning set forth in SECTION 4.18.

      "TERRITORY" has the meaning set forth in SECTION 8.1.

      "THIRD PERSON" has the meaning set forth in SECTION 7.3.

      "YEAR-END FINANCIAL STATEMENTS has the meaning set forth in SECTION 4.6.

            1.2. INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

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            (a) the terms defined in SECTION 1.1 and elsewhere in this Agreement include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP; and

            (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE II
                   THE MERGER AND THE SURVIVING CORPORATION

            2.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the North Carolina Business Corporation Act ("NCBCA") and the General Corporation Law of the State of Delaware ("GCL"), Newco shall be merged with and into the Company (the "MERGER") and the separate existence of Newco shall thereupon cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "SURVIVING CORPORATION").

            2.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "EFFECTIVE TIME") as articles and certificates of merger, in forms mutually acceptable to PalEx and the Company, are filed with the Secretaries of State of the States of North Carolina and Delaware, respectively (the "MERGER FILINGS"). The Merger Filings shall be made simultaneously with or as soon as practicable after the execution of this Agreement and the closing of the transactions contemplated by this Agreement in accordance with SECTION 3.4.

            2.3. ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. As a result of the Merger and at the Effective Time,

            (a) the Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation,

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      and thereafter may be amended in accordance with their terms and as provided in the NCBCA;

            (b) the By-laws of the Company in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and the NCBCA; and

            (c) the Board of Directors of Newco as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation.

                                 ARTICLE III
                             CONVERSION OF SHARES

            3.1.  CONVERSION OF COMPANY SHARES.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each share of stock, no par value, of the Company issued and outstanding as of the Effective Time (the "COMPANY STOCK") shall be converted into the right to receive, and become exchangeable for, its pro rata interest in the aggregate consideration payable to all holders of Company Stock, which shall consist of 715,000 shares of common stock, par value $.01 per share, of PalEx ("PALEX COMMON STOCK"), which number of shares shall be adjusted downward as provided in SECTION 3.1(B) as of the close of business on the day prior to the Closing Date for the amount of (i) any increase in indebtedness and (ii) any decrease in working capital, in each case between the Balance Sheet Date and the Closing Date; PROVIDED, HOWEVER, that in determining such increase or decrease, no effect shall be given to any increases in indebtedness or decreases in working capital attributable to (A) indebtedness incurred in the ordinary course of business consistent with past practices, (B) purchases of capital assets approved by PalEx, including without limitation the capital purchases set forth on SCHEDULE
      4.9 hereto, (C) distributions by the Company for the payment of income taxes of the Stockholders with

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      respect to the earnings of the Company as set forth on SCHEDULE 3.1 hereof, or (D) payments by the Company of profit sharing contributions to the Company's Profit Sharing Plan for the six-month period ended June 30, 1997, as set forth on SCHEDULE 3.1 hereto. Notwithstanding the foregoing, no downward adjustment shall be made if, after giving effect to the exclusions set forth in clauses (A) through (D) above, the increase in working capital in the ordinary course of business between the Balance Sheet Date and the Closing Date exceeds the amount of any increase in indebtedness for that same period.

            (b) The downward adjustment to the aggregate number of shares of PalEx Common Stock exchangeable for all the Company Stock at the Effective Time in accordance with SECTION 3.1(A), if any, shall be determined based on the average closing price of the PalEx Common Stock for the 15 trading days ending July 18, 1997, as reported on The Nasdaq National Market.

            3.2. CONVERSION OF NEWCO SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of PalEx, as the sole holder of capital stock of Newco, each issued and outstanding share of common stock, par value $.01 per share, of Newco shall be converted into one share of stock, no par value, of the Surviving Corporation.

            3.3. EXCHANGE OF CERTIFICATES. At the Closing, (a) the Stockholders shall furnish to PalEx the certificates representing the Company Stock, duly endorsed in blank by the Stockholders or accompanied by blank stock powers, with signatures guaranteed by a national bank; and (b) PalEx shall deliver to the Stockholders certificates representing the PalEx Common Stock in accordance with
SECTION 3.1. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the Company Stock or with respect to the stock powers accompanying the Company Stock.

            3.4. CLOSING. The consummation of the Merger and exchange of shares described in SECTION 3.3 hereof and the other transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of PalEx, 1360 Post Oak Blvd., Suite 800, Houston, Texas, concurrently with the execution of this Agreement or at such other time and date as PalEx, the

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Company and the Stockholders may mutually agree, which date shall be referred to as the "CLOSING DATE."

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      The Stockholders jointly and severally represent and warrant to PalEx as follows:

            4.1. DUE ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Subsidiary is a limited liability company duly organized and validly existing and in good standing under the laws of the State of North Carolina. Each of the Company and the Subsidiary is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole. The Company has the requisite corporate power and authority, and the Subsidiary has the requisite power and authority, to own, lease and operate its assets and properties and to carry on its business as it is currently being conducted.
SCHEDULE 4.1 contains a list of all jurisdictions in which each of the Company and the Subsidiary is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and By-laws, each as amended, of the Company are attached hereto as SCHEDULE 4.1. True, complete and correct copies of the Articles of Organization and Operating Agreement, each as amended, of the Subsidiary are attached hereto as SCHEDULE 4.1. All the stock records and minute books of the Company and all limited liability company membership records and minute books of the Subsidiary have been made available to PalEx and are correct and complete.

            4.2.  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

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            (a) The Company has the requisite corporate power and authority to enter into this Agreement and to effect the Merger. Each Stockholder has the full legal right, power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement have been approved by the board of directors of the Company and by the Stockholders. No additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by PalEx and Newco, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) general equitable principles.

            (b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or, except as set forth on SCHEDULE 4.2, accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of, (i) the Articles of Incorporation or Bylaws of the Company or the Articles of Organization or Operating Agreement of the Subsidiary, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company, the Subsidiary or any of their properties or assets, or (iii) any agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected, excluding

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      from the foregoing clauses (ii) and (iii) such violations, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole.

            (c) Except for the Merger Filings and as set forth on SCHEDULE 4.2, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger. Except as set forth on SCHEDULE 4.2, none of the customer contracts providing for purchases individually in excess of $50,000, or in the aggregate in excess of $100,000, or other material agreements to which the Company or the Subsidiary is a party requires notice to, or the consent or approval of, any governmental agency or other third party for any of the transactions contemplated hereby to remain in full force and effect following such transactions.

            4.3. CAPITALIZATION. The authorized capital stock of the Company consists solely of 100,000 shares of stock, no par value, of which 14,888 shares are issued and outstanding and represent the Company Stock. All of the issued and outstanding shares of the Company Stock are owned beneficially and of record by the Stockholders as set forth on SCHEDULE 4.3. All of the issued and outstanding shares of the Company Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder. The exchange of the Company Stock for PalEx Common Stock pursuant to the Merger will transfer to PalEx good and marketable title in the shares of the Company Stock owned by the Stockholders, free and clear of all liens, encumbrances and claims of every kind except for those created by PalEx. No subscription, option, warrant, call, convertible or exchangeable security, other conversion right or

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commitment of any kind exists which obligates the Company to issue any of its capital stock or the Stockholders to transfer any of the Company Stock.

            4.4. POOLING-OF-INTERESTS ACCOUNTING. The Company has never been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded and, except as described on SCHEDULE 4.4, within the past two years, there has not been any sale or spin-off of a significant amount of assets of the Company or any affiliate of the Company other than in the ordinary course of business. The Company owns no capital stock of PalEx. The Company has not acquired any of its capital stock during the past two years. As of the Effective Time, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the Company Stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Neither the voting stock structure of the Company nor the relative ownership of shares among any of the Company's stockholders has been altered or changed within the last two years in contemplation of the Merger except as permitted by Opinion No. 16 of the Accounting Principles Board ("OPINION NO. 16"). None of the shares of Company Stock was issued pursuant to awards, grants or bonuses.

            4.5. SUBSIDIARIES. Except as set forth in SCHEDULE 4.5, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or business entity. Except as set forth in SCHEDULE 4.5, the Company is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity. The Company owns all the membership interests of the Subsidiary. No subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates the Subsidiary to issue any of its membership interests or the Company to transfer any of its membership interests in the Subsidiary.

            4.6.  FINANCIAL STATEMENTS.

            (a) The Company has delivered to PalEx complete and correct copies of the following financial statements:

Sheffield MerPool Agmt.04
072197;0927

                  (i) the consolidated balance sheet of the Company as of December 31, 1994, 1995 and 1996 and the related consolidated statements of operations, stockholder's equity and cash flows for the three-year period ended December 31, 1996, together with the related notes and schedules (such consolidated balance sheet, the related statements of operations, stockholders' equity and cash flows and the related notes and schedules are referred to herein as the "YEAR-END FINANCIAL STATEMENTS"); and

                  (ii) the consolidated balance sheet (the "INTERIM BALANCE SHEET") of the Company as of May 31, 1997 (the "BALANCE SHEET DATE") and the related consolidated statements of operations, stockholders' equity and cash flows for the five-month period ended May 31, 1997, together with the related notes and schedules (such consolidated balance sheet, the related statements of operations, stockholders' equity and cash flows and the related notes and schedules are referred to herein as the "INTERIM FINANCIAL STATEMENTS"). The Year-end Financial Statements and the Interim Financial Statements (collectively, the "FINANCIAL STATEMENTS") are attached as SCHEDULE 4.6 to this Agreement.

            (b) The Year-end Financial Statements have been prepared from the books and records of the Company and the Subsidiary in conformity with generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved ("GAAP") and present fairly the consolidated financial position and results of operations of the Company and the Subsidiary as of the dates of such statements and for the periods covered thereby. The Interim Financial Statements have been prepared from the books and records of the Company and the Subsidiary on the accrual basis in conformity with current Treasury Regulations promulgated under the Code and consistent with past practices. The books of account of the Company and the Subsidiary have been kept

Sheffield MerPool Agmt.04
072197;0927
      accurately in all material respects in the ordinary course of business and the transactions entered therein represent bona fide transactions.

            4.7. LIABILITIES AND OBLIGATIONS. Except as set forth in SCHEDULE
4.7 and SCHEDULE 4.17, the Company and the Subsidiary did not have at May 31, 1997, nor have they incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) that are accrued or reserved against in the Financial Statements or reflected in the notes thereto or (ii) that were incurred after the Balance Sheet Date and were incurred in the ordinary course of business and consistent with past practices, and (b) liabilities and obligations that are of a nature not required to be reflected in the Financial Statements prepared in accordance with GAAP and that were incurred in the normal course of business. SCHEDULE 4.7 contains a reasonable estimate by the Stockholders of the maximum amount which may be payable with respect to liabilities which are contingent.

            4.8. ACCOUNTS AND NOTES RECEIVABLE. SCHEDULE 4.8 sets forth an accurate list of the accounts and notes receivable of the Company and the Subsidiary as of the Balance Sheet Date and as of the close of business on July 25, 1997, including any such amounts which are not reflected in the Interim Balance Sheet. Receivables from and advances to employees, the Stockholders and any entities or persons related to or affiliated with the Stockholders are separately identified on SCHEDULE 4.8. SCHEDULE 4.8 also sets forth an accurate aging of all accounts and notes receivable of the Company and the Subsidiary as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company, including without limitation those classified as current assets on the Interim Balance Sheet and those set forth on SCHEDULE 4.8 as of the close of business on July 25, 1997, are bona fide receivables, were acquired in the ordinary course of business, and are stated consistent with past practices, which practices have been described to PalEx. The trade and accounts receivable of the Company that are classified as current assets on the Interim Balance Sheet, subject to the reserve for doubtful accounts reflected in the Interim Balance Sheet, need not be written-off as uncollectible.

Sheffield MerPool Agmt.04
072197;0927

            4.9.  ASSETS.

            (a) SCHEDULE 4.9 sets forth an accurate list of all real and personal property included in "property and equipment" on the Interim Balance Sheet and all other tangible (E.G., physical) assets of the Company and the Subsidiary with a book value in excess of $10,000 owned by the Company or the Subsidiary (i) as of the Balance Sheet Date and (ii) July 25, 1997. Neither the Company nor the Subsidiary leases any significant equipment. Prior to the date hereof, the Company has delivered to PalEx true, complete and correct copies of leases for all real property leased by the Company and the Subsidiary and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company and the Subsidiary are situated. SCHEDULE 4.9 indicates which such property, equipment and tangible assets are currently owned, or were formerly owned since December 31, 1994, by the Stockholders or affiliates of the Company or Stockholders. Except as specifically identified on SCHEDULE 4.9, all of the tangible assets, vehicles and other significant machinery and equipment of the Company and the Subsidiary listed on SCHEDULE 4.9 are in good working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices. All fixed assets used by the Company or the Subsidiary that are material to the operation of the Company's or the Subsidiary's business are either owned by the Company or the Subsidiary, as the case may be, or leased under an agreement identified on SCHEDULE 4.9. All leases set forth on
      SCHEDULE 4.9 are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms. Prior to the date hereof, the Company has delivered to PalEx true, complete and correct copies of title reports and title insurance policies with respect to all real property owned or leased by the Company or the Subsidiary. SCHEDULE 4.9 includes a summary description of all contractual commitments of the Company or the Subsidiary involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company or the Subsidiary has devoted any significant effort or expenditure in the two-year period prior to the date of the Agreement,

Sheffield MerPool Agmt.04
072197;0927
      and which (i) are currently being implemented by the Company or the Subsidiary, or (ii) only involve purchases of capital equipment in connection with existing operations in amounts in excess of $10,000, individually, or $25,000 in the aggregate.

            (b) Each of the Company and the Subsidiary has good and indefeasible title to the tangible and intangible personal property and the real property owned and used in its business, including the properties identified on SCHEDULE 4.9, subject to no mortgage, pledge, lien, claim, conditional sales agreement, encumbrance or charge, except for (i) liens reflected on SCHEDULE 4.9 and (ii) such other liens and encumbrances that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole.

            4.10. MATERIAL CUSTOMERS AND CONTRACTS. SCHEDULE 4.10 sets forth an accurate list of (a) all customers representing 5% or more of the Company's and the Subsidiary's combined revenues during the year ended December 31, 1996 and the five-month period ended May 31, 1997 (the "MATERIAL CUSTOMERS"), and (b) all material executory contracts, commitments and similar agreements to which the Company or the Subsidiary is currently a party or by which it or any of its properties is bound, including, but not limited to, all customer contracts in excess of $10,000, individually, or $25,000 in the aggregate, contracts with any labor organizations, leases providing for annual rental payments in excess of $5,000, individually, or $10,000 in the aggregate, loan agreements, pledge and security agreements, indemnity or guaranty agreements, bonds, notes, mortgages, joint venture or partnership agreements, options to purchase real or personal property, and agreements relating to the purchase or sale by the Company or the Subsidiary of assets or securities for more than $5,000, individually, or $10,000 in the aggregate. Prior to the date hereof, the Company has made available to PalEx complete and correct copies of all such agreements to PalEx. Except to the extent set forth on SCHEDULE 4.10, (i) no Material Customer has canceled or substantially reduced or is currently attempting or, to the knowledge of the Company or the Stockholders, threatening to cancel or substantially reduce its purchases of the Company's products or services, and
(ii) each of the Company and the Subsidiary is in compliance with all material

Sheffield MerPool Agmt.04
072197;0927
commitments and obligations pertaining to it under such agreements and is not in default under any such agreements, no notice of default has been received by the Company or the Subsidiary and the Stockholders, the Company and the Subsidiary are aware of no basis therefor. Neither the Company nor the Subsidiary is a party to any governmental contracts subject to price redetermination or renegotiation. Neither the Company or the Subsidiary is required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

            4.11. PERMITS. SCHEDULE 4.11 contains an accurate list of all licenses, franchises, permits, transportation authorities and other governmental authorizations and intangible assets held by the Company or the Subsidiary that are material to the conduct of its business including, without limitation, permits, licenses and operating authorizations, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or the Subsidiary, as the case may be. The licenses, operating authorizations, franchises, permits and other governmental authorizations listed on SCHEDULE 4.11 are valid, and neither the Company nor the Subsidiary has received any notice that any governmental authority intends to cancel, terminate or not renew any such license, operating authorization, franchise, permit or other governmental authorization. The Company and the Subsidiary hold all licenses, operating authorizations, franchises, permits and other governmental authorizations the absence of any of which could have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole. Except as specifically provided in
SCHEDULE 4.11, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company or the Subsidiary by, its such material licenses, operating authorizations, franchises, permits and other government authorizations.

            4.12. ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 4.12:
(a) each of the Company and the Subsidiary has complied with and is in compliance with all Environmental Laws, including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances;

Sheffield MerPool Agmt.04
072197;0927

(b) each of the Company and the Subsidiary has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company or the Subsidiary where Hazardous Substances have been treated, stored, disposed of or otherwise handled; (c) there have been no "releases" or threats of "releases" (as defined in any Environmental Laws) at, from, in or on any property owned or operated by the Company or the Subsidiary except as permitted by Environmental Laws; (d) there is no on-site or off-site location to which the Company or the Subsidiary has transported or disposed of Hazardous Substances or arranged for the transportation or disposal Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation that could reasonably be expected to lead to any claim against the Company, the Subsidiary, PalEx or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act or (iv) comparable state and local statutes and regulations; and (e) the Company has no contingent liability in connection with any release of any Hazardous Substance into the environment, except, in the case of CLAUSES
(A) through (E), to the extent, either singly or in the aggregate, there is not and would not be a (y) material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole or (z) requirement to incur a material expenditure by or on behalf of the Company or the Subsidiary.

            4.13. LABOR AND EMPLOYEE RELATIONS. Neither the Company nor the Subsidiary is bound by or subject to any arrangement with any labor union. No employees of the Company or the Subsidiary are represented by any labor union or covered by any collective bargaining agreement nor, to the Company's knowledge, is any campaign to establish such representation in progress. There is no pending or, to the Company's knowledge, threatened labor dispute involving the Company or the Subsidiary and any group of its employees nor has the Company or the Subsidiary

Sheffield MerPool Agmt.04
072197;0927
experienced any labor interruptions over the past five years. Each of the Company and the Subsidiary considers its relationship with its employees to be good.

            4.14. INSURANCE. The Company has provided to PalEx true and complete copies of all insurance policies carried by the Company and the Subsidiary during the last three years and all insurance loss runs or workmen's compensation claims received for the past five policy years. None of such policies is a "claims made" policy. The currently effective insurance policies of the Company and the Subsidiary provide adequate coverage against the risks involved in the Company's and the Subsidiary's businesses, respectively.

            4.15. COMPENSATION; EMPLOYMENT AGREEMENTS. SCHEDULE 4.15 sets forth an accurate schedule of all officers, directors and key employees of the Company and the Subsidiary, listing the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each of such persons as of (a) the Balance Sheet Date and (b) the date hereof. Neither the Company nor the Subsidiary is a party with any officer, director, stockholder, member or employee of the Company or the Subsidiary, as the case may be, to any employment agreement or similar arrangement containing "golden parachute"or other similar provisions.

            4.16. EMPLOYEE BENEFIT PLANS.

            (a) SCHEDULE 4.16 sets forth an accurate schedule of all employee benefit plans of the Company and the Subsidiary and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except as set forth on SCHEDULE 4.16, neither the Company nor the Subsidiary sponsors, maintains or contributes to any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor does the Company or the Subsidiary have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, retiree medical benefits or "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income

Sheffield MerPool Agmt.04
072197;0927

      Security Act of 1974, as amended ("ERISA") or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "EMPLOYEE PENSION BENEFIT PLAN" shall have the same meaning given that term in Section 3(2) of ERISA. Neither the Company nor the Subsidiary has sponsored, maintained or contributed to any employee pension benefit, nor is the Company or the Subsidiary required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement.

            (b) Except as set forth thereon, all employee benefit plans listed on SCHEDULE 4.16 are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All accrued contribution obligations of the Company and the Subsidiary with respect to any plan listed on SCHEDULE 4.16 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

            (c) All plans listed on SCHEDULE 4.16 that are intended to qualify (the "QUALIFIED PLANS") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of SCHEDULE 4.16 hereof. Except as disclosed on SCHEDULE 4.16, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed. True and complete copies of all such reports and other documents with respect to the past five years have been provided to PalEx. Neither the Stockholders, any such plan listed in SCHEDULE 4.16, the Company nor the Subsidiary has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such plan listed in SCHEDULE 4.16 has incurred, and neither the Company nor the Subsidiary has incurred, any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. There have been no terminations, partial terminations or discontinuances of contributions to any such Qualified Plan without notice to and approval by the Internal Revenue Service.

Sheffield MerPool Agmt.04
072197;0927

            4.17. LITIGATION AND COMPLIANCE WITH LAW. Except as set forth in
SCHEDULE 4.17, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company and the Subsidiary, threatened against or affecting the Company or the Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company or the Subsidiary. No notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company or the Subsidiary and, to the knowledge of the Company and the Subsidiary, there is no basis therefor. Except to the extent set forth on SCHEDULE 4.17, each of the Company and the Subsidiary has complied, and is in compliance, with all laws, regulations, writs, injunctions, decrees and orders applicable to, and licenses, operating authorizations, franchises, permits and other governmental authorizations of, the Company or the Subsidiary, as the case may be, or its assets, except where noncompliance could not reasonably be expected, alone or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole.

            4.18. TAXES.

            (a) For purposes of this Agreement, the term "TAXES" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. Each of the Company and the Subsidiary has timely filed all requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Effective Time that were required to be filed before the Effective Time, and has duly paid in full or made adequate provision in the Financial Statements for the payment of all Taxes for all periods ending at or prior to the Closing Date, except where the failure to file or pay

Sheffield MerPool Agmt.04
072197;0927
      could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and the Subsidiary, taken as a whole. There are no examinations in progress or claims against the Company or the Subsidiary relating to Taxes for any period or periods prior to and including the Balance Sheet Date and no written notice of any claim for Taxes, whether pending or threatened, has been received. The amounts shown as accruals for Taxes on the Interim Financial Statements as of the Balance Sheet Date are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. True and complete copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal, state and local Tax returns of the Company and the Subsidiary for the last three fiscal years have been previously provided to PalEx. The Company made an election to be taxed under the provisions of Subchapter S of the Code on December 9, 1986, and has not, since the tax year beginning January 1, 1987, been taxed under the provisions of Subchapter C of the Code. The Company currently utilizes the accrual method of accounting for income tax purposes. Such method of accounting has not changed in the past five years.

            (b) During all tax periods ended prior to the Closing Date for which the statute of limitations has not expired, each of the Company and the Subsidiary has conducted its business in a manner which entitles it to protection under the safe harbor provisions of Section 530(a) of the Revenue Act of 1978, which was extended indefinitely by Section 269(c) of the Tax Equity and Fiscal Responsibility Act of 1982.

            4.19. ABSENCE OF CHANGES. Since the Balance Sheet Date, each of the Company and the Subsidiary has conducted its operations in the ordinary course and, except as set forth in SCHEDULE 4.19, there has not been:

            (a) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise), results of operations or prospects of the Company and the Subsidiary, taken as a whole;

Sheffield MerPool Agmt.04
072197;0927

            (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of the Company and the Subsidiary, taken as a whole, individually or in the aggregate;

            (c) any change in the authorized capital stock of the Company or the equity ownership of the Subsidiary or their respective securities outstanding or any change in the Stockholders' ownership interests of the Company or any grant of any options, warrants, calls, conversion rights or commitments or the declaration or payment of any dividend or other distribution;

            (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

            (e) any increase in the compensation payable or to become payable by the Company or the Subsidiary to any of its officers, directors, managers, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

            (f) any work interruptions, labor grievances or claims filed, or any proposed law, regulation or event or condition of any character materially adversely affecting the business or future prospects of the Company and the Subsidiary, taken as a whole;

            (g) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company or the Subsidiary to any person, including, without limitation, the Stockholders and their affiliates;

            (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company or the Subsidiary;

            (i) any increase in the Company's or the Subsidiary's indebtedness, other than accounts payable incurred in the ordinary course of business and the indebtedness permitted under SECTION 3.1(B);

            (j) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or

Sheffield MerPool Agmt.04
072197;0927
      the Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (k) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company or the Subsidiary, as the case may;

            (l) any waiver of any material rights or claims of the Company or the Subsidiary;

            (m) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company or the Subsidiary is a party or any of its property is subject; or

            (n) any transaction by the Company or the Subsidiary outside the ordinary course of business.

            4.20. ACCOUNTS WITH BANKS AND BROKERAGES; POWERS OF ATTORNEY. The Company has provided PalEx (a) the name of each financial institution or brokerage firm in which the Company or the Subsidiary has accounts or safe deposit boxes; (b) the names in which the accounts or boxes are held; (c) the type of account and the cash, cash equivalents and securities held in such account as of the date of this Agreement; and (d) the name of each person authorized to draw thereon or have access thereto. No person, corporation, firm or other entity holds a general or special power of attorney from the Company or the Subsidiary, including without limitation for purposes of filing any Tax returns.

            4.21. ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company, the Subsidiary nor any of its affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law.

            4.22. COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS. Neither the Stockholders nor any other affiliate of the Company owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is a competitor, lessor, lessee, customer or supplier of the Company or the

Sheffield MerPool Agmt.04
072197;0927

Subsidiary. Except as set forth in SCHEDULE 4.22, no officer, director or Stockholder of the Company or member, manager or officer of the Subsidiary has nor, during the period beginning January 1, 1994 through the date hereof, had any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or the Subsidiary.

            4.23. INTANGIBLE PROPERTY. SCHEDULE 4.23 sets forth an accurate list of all patents, patent applications, trademarks, service marks, trade names, copyrights, and other intellectual property or proprietary property rights owned or used by the Company or the Subsidiary. Each of the Company and the Subsidiary owns or possesses sufficient legal rights to use all of such items without conflict with or infringement of the rights of others.

            4.24. DISCLOSURE. The Stockholders have fully provided PalEx or its representatives with all the information that PalEx has requested in analyzing whether to consummate the Merger. None of the information so provided nor any representation or warranty of the Stockholders contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. It is understood by the parties hereto that any estimates, projections or other predictions that may have been provided to PalEx regarding the Company or the Subsidiary are not and shall not be deemed to be representations or warranties of the Stockholders, but shall be deemed to be good faith estimates and assumptions of the Company, the Subsidiary or the Stockholders, as the case may be, which are intended to be reasonable at the time made concerning the reasonably likely course of the Company or the Subsidiary, as the case may be, and its business.

                                  ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF PALEX AND NEWCO

      PalEx and Newco represent and warrant to the Stockholders as follows:

            5.1. ORGANIZATION. Each of PalEx and Newco is duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and

Sheffield MerPool Agmt.04
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                                     -24-
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qualified under all applicable laws, regulations, and ordinances of public authorities to carry on its business in the places and in the manner now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the businesses of PalEx and Newco, taken as a whole.

            5.2.  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

            (a) Each of PalEx and Newco has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been approved by the boards of directors of PalEx and Newco and by the sole stockholder of Newco. No additional corporate proceedings on the part of PalEx or Newco are necessary to authorize the execution and delivery of this Agreement and the consummation by PalEx and Newco of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PalEx and Newco, and, assuming the due authorization, execution and delivery by the Company and the Stockholders, constitutes a valid and binding agreement of PalEx and Newco, enforceable against PalEx and Newco in accordance with its terms.

            (b) The execution and delivery of this Agreement by PalEx do not, and the consummation by PalEx of the transactions contemplated hereby will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PalEx or any of its subsidiaries under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of PalEx, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to PalEx or any of its properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PalEx is now a party or by which PalEx or any of its properties or assets may be bound or

Sheffield MerPool Agmt.04
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                                     -25-
      affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of PalEx.

            (c) Except for the Merger Filings and such filings as may be required under federal or state securities laws, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by PalEx and Newco or the consummation by PalEx and Newco of the Merger.

            5.3. PALEX COMMON STOCK. The shares of PalEx Common Stock to be issued to the Stockholders pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The issuance of PalEx Common Stock pursuant to the Merger will transfer to the Stockholders valid title to such shares of PalEx Common Stock, free and clear of all liens, encumbrances and claims of every kind except for any created by the Stockholders.

            5.4. SEC FILINGS; DISCLOSURE. PalEx has filed with the Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents required to be filed by it under each of the Securities Act of 1933, as amended (the "1933 ACT"), the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the respective rules and regulations thereunder, all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder.

            5.5. DISCLOSURE. PalEx has fully provided the Stockholders or their representatives with all the information that the Stockholders have requested in analyzing whether to consummate the Merger, including, without limitation, its Prospectus dated June 10, 1997 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 1, 1997. None of the information so provided nor any representation or warranty of PalEx or Newco contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the

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                                     -26-
statements herein or therein, in light of the circumstances under which they were made, not misleading. It is understood by the parties hereto that any estimates, projections or other predictions that may have been provided to the Stockholders regarding PalEx are not and shall not be deemed to be representations or warranties of PalEx, but shall be deemed to be good faith estimates and assumptions of PalEx, which are intended to be reasonable at the time made concerning the reasonably likely course of PalEx and its business.

            5.6.  TAX REORGANIZATION REPRESENTATIONS.

            (a) Prior to the Merger, PalEx will be in control of Newco within the meaning of Section 368(c) of the Code.

            (b) PalEx has no plan or intention to cause the Surviving Corporation to issue additional shares of its stock that would result in PalEx losing control of the Surviving Corporation within the meaning of
      Section 368(c) of the Code.

            (c) PalEx has no plan or intention to reacquire any of its stock issued in the Merger.

            (d) PalEx has no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with or into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to another corporation controlled by PalEx; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by PalEx.

            (e) Following the Merger, PalEx's intention is that the Surviving Corporation will continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business.

            (f) PalEx does not own, nor has it owned during the past five years, any shares of the stock of the Company.

            (g) Each of PalEx and Newco is undertaking the Merger for a bona fide business purpose and not merely for the avoidance of federal income tax.

Sheffield MerPool Agmt.04
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                                     -27-

            (h) In the Merger, Newco will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities.

            (i) Neither PalEx nor Newco is an investment company as defined in
      Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (j) If any payment of cash is made in lieu of fractional shares of PalEx Common Stock, such payment would be made solely for the purpose of avoiding the expense and inconvenience to PalEx of issuing fractional shares and does not represent separately bargained-for consideration.

            (k) As of the Effective Date, the fair market value of the assets of Newco will exceed the sum of Newco's liabilities plus the amount of other liabilities, if any, to which Newco's assets are subject.

            5.7. REGISTRATION STATEMENT. A registration statement on Form S-1 (File No. 333- 28027) the "REGISTRATION STATEMENT") has been filed by PalEx with the SEC and declared effective under the Act. 34% of the shares of PalEx Common Stock issued in the Merger shall be issued under the Registration Statement (the "REGISTERED SHARES"), and the SEC has not issued an order preventing or suspending the use of any prospectus included in the Registration Statement nor, to the knowledge of PalEx, instituted proceedings for that purpose.

                                  ARTICLE VI
                              CERTAIN COVENANTS

            6.1. RELEASE FROM GUARANTEES. PalEx shall use its commercially reasonable efforts to have the Stockholders released from the personal guarantees of the Company's or the Subsidiary's indebtedness identified in
SCHEDULE 6.1. PalEx hereby agrees to indemnify each such Stockholder and hold him harmless for any amounts that such Stockholder is required to pay under such personal guarantees after the Closing.

            6.2. FUTURE COOPERATION; TAX MATTERS. The Stockholders and PalEx shall each deliver or cause to be delivered to the other following the Effective Time such additional instruments

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                                     -28-
as the other may reasonably request for the purpose of fully carrying out this Agreement. The Stockholders will cooperate and use their commercially reasonable efforts to have the present officers, directors and employees of the Company and the Subsidiary cooperate with PalEx and/or Newco at and after the Effective Time in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time. PalEx will cooperate with the Stockholders in the preparation of all tax returns covering the period from the beginning of the Company's current tax year through the Closing. In addition, PalEx will provide the Stockholders with access to such of its books and records as may be reasonably requested by the Stockholders in connection with federal, state and local tax matters relating to periods ending on or prior to the Closing Date.

            6.3. EXPENSES. PalEx will pay the fees, expenses and disbursements of PalEx and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments thereto. The Company will pay the expenses of the audit of the Year-end Financial Statements. The Stockholders will pay the fees, expenses and disbursements of the Stockholders and their respective agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto.

            6.4. EMPLOYMENT AGREEMENTS. Concurrently with the execution of this Agreement, the Company shall enter into the Employment and Non-Competition Agreements attached as EXHIBITS 6.4(A) and 6.4(B) with A.G. Reavis and D.A. Reavis, respectively (the "EMPLOYMENT AGREEMENTS").

            6.5. REPAYMENT OF RELATED PARTY INDEBTEDNESS. Concurrently with the execution of this Agreement, (a) the Stockholders shall repay to the Company or the Subsidiary, as the case may be, all amounts outstanding as advances to or receivables from the Stockholders, each of which advances or receivables is specifically reflected on SCHEDULE 4.8, and (b) the Company or the Subsidiary, as the case may be, shall repay all amounts outstanding under loans to the Company

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                                      -29-
or the Subsidiary from the Stockholders, each of which loans to the Company or the Subsidiary is specifically reflected on SCHEDULE 4.7.

            6.6. STOCK OPTIONS. PalEx shall recommend to the Compensation Committee of its Board of Directors that options to purchase an aggregate of 75,000 shares of PalEx Common Stock be granted as soon as practicable after the Closing under PalEx's 1996 Stock Option Plan to individuals who are employees of the Company as of the date of this Agreement (other than A.G. Reavis and D.A. Reavis) and who are mutually designated in good faith by PalEx and A.G. Reavis and D.A. Reavis.

            6.7. LEGAL OPINION. At the Closing, the Company shall cause its legal counsel, Hunton & Williams, to deliver to PalEx a legal opinion in the form of EXHIBIT 6.7.

                                 ARTICLE VII

                               INDEMNIFICATION

      The Stockholders, PalEx and Newco each make the following covenants:

            7.1. GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. Subject to SECTION 7.4, the Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless PalEx, Newco and the Company, and their respective officers, directors, employees, stockholders, agents, representatives and affiliates from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by any of such indemnified persons as a result of or arising from (a) subject to SECTION 12.7, any breach of the representations and warranties of the Stockholders set forth herein or in the Schedules or certificates delivered in connection herewith, provided that notice of such claim is given in accordance with SECTION 12.5 hereof on or before the Expiration Date, (b) any breach or nonfulfillment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement, provided that notice of such claim is given in accordance with SECTION 12.5 hereof on or before the Expiration Date, and (c) all income Taxes payable by the Company or the Subsidiary for all periods

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                                      -30-
prior to and including the Closing Date, provided that notice of such claim is given in accordance with SECTION 12.5 hereof on or before the expiration of the statute of limitations with respect to the underlying claim.

            7.2. INDEMNIFICATION BY PALEX. Subject to SECTION 7.4, PalEx covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Stockholders as a result of or arising from (a) any breach of the representations and warranties set forth herein or in the Schedules or certificates attached hereto, and (b) any breach or nonfulfillment of any covenant or agreement on the part of PalEx under this Agreement.

            7.3. THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "INDEMNIFIED PARTY") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("THIRD PERSON"), of the commencement of any action or proceeding by a Third Person, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to
SECTION 7.1 or 7.2 hereof (hereinafter the "INDEMNIFYING PARTY") written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses

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                                      -31-
incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If, upon receiving notice, the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, PROVIDED, HOWEVER, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

            7.4.  LIMITATION UPON INDEMNITY.

            (a) Neither the Stockholders nor PalEx shall be entitled to indemnification from the other under the provisions of this ARTICLE VII until such time as, and only to the extent that, the claims subject to indemnification by such party exceed, in the aggregate, $80,000.

            (b) The aggregate indemnification obligations of the Stockholders under this ARTICLE VII shall be limited to $8,000,000.

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                                      -32-

                                 ARTICLE VIII
                           NONCOMPETITION COVENANTS

            8.1.  PROHIBITED ACTIVITIES.

            (a) Neither A.G. Reavis nor D.A. Reavis will, for the shorter of (y) five years following the Closing Date and (z) one year following a termination of such individual's employment with the Company "without cause," as determined in accordance with such individual's Employment Agreement, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any Competitive Business within 175 miles of where the Company or the Subsidiary has a facility as of the Closing Date or where the Company or an affiliate of the Company has a facility after the Closing that is, within six months prior to the date of termination of such person's employment, under the supervision or managerial authority of A.G. Reavis or D.A. Reavis, as the case may be (the "TERRITORY");

                  (ii) call upon any person who is, at that time, an employee of PalEx or any of its subsidiaries for the purpose or with the intent of enticing such employee away from or out of the employ of PalEx or any of its subsidiaries; or

                  (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of PalEx or any of its subsidiaries within the Territory for the purpose of soliciting or

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                                      -33-
                        selling services or products in competition with the Competitive Business.

            (b) Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring, as a passive investor with no involvement in the operations of the business, not more than one percent of the capital stock of a Competitive Business whose stock is publicly traded on a national securities exchange or over-the-counter.

            8.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to PalEx as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to PalEx for which it would have no other adequate remedy, each of A.G. Reavis and D.A. Reavis agrees that the foregoing covenant may be enforced by PalEx by injunctions, restraining orders and other equitable actions.

            8.3. REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this ARTICLE VIII impose a reasonable restraint on A.G. Reavis and D.A. Reavis in light of the activities and business of the Company and the Subsidiary on the date of the execution of this Agreement and the current plans of the Company and the Subsidiary.

            8.4. SEVERABILITY; REFORMATION. The covenants in this ARTICLE VIII are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this ARTICLE VIII are unreasonable and therefore unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and this Agreement shall thereby be reformed.

            8.5. MATERIAL AND INDEPENDENT COVENANT. A.G. Reavis and D.A. Reavis acknowledge that their agreements with the covenants set forth in this ARTICLE VIII are material conditions to PalEx's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this ARTICLE VIII shall be construed as an agreement independent of any other provision in this Agreement.

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                                      -34-

                                  ARTICLE IX
                  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

            9.1. GENERAL. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future will have, access to certain confidential information of the Company, the Subsidiary and/or PalEx, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company, the Subsidiary and/or PalEx. The Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose whatsoever, except as is required in the course of performing their duties to the Company and/or PalEx, unless (a) such information becomes known to the public generally through no fault of the Stockholders, or (b) disclosure is required by law or the order of any governmental authority, provided, that prior to disclosing any information pursuant to this clause (b) the Stockholders shall, if possible, give prior written notice thereof to PalEx and provide PalEx with the opportunity to contest such disclosure. In the event of a breach or threatened breach by the Stockholders of the provisions of this Section, PalEx shall be entitled to an injunction restraining the Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting PalEx from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

            9.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the Company and/or PalEx would have no other adequate remedy, the Stockholders agree that the foregoing covenants may be enforced against them by injunctions, restraining orders and other equitable actions.

            9.3. SURVIVAL. The obligations of the parties under this ARTICLE IX shall survive the termination of this Agreement.

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                                      -35-

                                  ARTICLE X

                             POOLING-OF-INTERESTS

                    ACCOUNTING AND INTENDED TAX TREATMENT

            10.1. FURTHER ACTIONS FOR POOLING TREATMENT. If required, the Stockholders and the Company will take all actions and execute any documentation reasonably required by PalEx's independent public accountants to enable PalEx to account for the Merger as a pooling-of-interests.

            10.2. RESTRICTIONS ON RESALE. PalEx has informed the Stockholders that PalEx intends to account for the Merger as a pooling-of-interests under Opinion No. 16. PalEx has also informed the Stockholders that its ability to account for the Merger as a pooling-of-interests was a material factor considered by PalEx in PalEx's decision to enter into this Agreement. Therefore, pursuant to Opinion No. 16, prior to the publication and dissemination by PalEx of consolidated financial results which include results of the combined operations of the Company and PalEx for at least 30 days on a consolidated basis following the Effective Time, the Stockholders shall not sell, offer to sell, or otherwise transfer or dispose of, any shares of the PalEx Common Stock received by Stockholders, engage in put, call, short-sale, straddle or similar transactions, or in any other way reduce the Stockholders' risk of owning shares of PalEx. The certificates evidencing the PalEx Common Stock to be received by the Stockholders will bear a legend substantially in the form set forth below:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY THE ISSUER WHICH INCLUDE THE RESULTS OF AT LEAST 30 DAYS OF COMBINED OPERATIONS OF THE ISSUER AND THE COMPANY ACQUIRED BY THE ISSUER FOR WHICH THESE SHARES ARE ISSUED. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER WILL REMOVE THIS RESTRICTIVE LEGEND WHEN THIS REQUIREMENT HAS BEEN MET.

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                                      -36-
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            10.3. TAX-FREE REORGANIZATION. PalEx and the Stockholders are
entering into this Agreement with the intention that the Merger qualify as a tax-free reorganization for federal income tax purposes, except to the extent of any "boot" received, and the Stockholders and PalEx will not take any actions that disqualify the Merger for such treatment.

                                  ARTICLE XI

             FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS
                            ON PALEX COMMON STOCK

            11.1. COMPLIANCE WITH LAW. The Stockholders acknowledge that 66% of the shares of PalEx Common Stock to be delivered to the Stockholders pursuant to this Agreement (the "RESTRICTED SHARES") have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Restricted Shares are being acquired by the Stockholders solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution. The Stockholders covenant, warrant and represent that none of the Restricted Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the SEC. Certificates representing the Restricted Shares shall bear the following legend in addition to the legend under ARTICLE X:

      THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

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                                      -37-
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            11.2. ECONOMIC RISK; SOPHISTICATION. The Stockholders are able to bear the economic risk of an investment in the PalEx Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. The Stockholders have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with their acquisition of the PalEx Common Stock. A.G. Reavis and D.A. Reavis are "accredited investors," as that term is defined in Regulation D under the 1933 Act. The Stockholders or their respective representatives have had an adequate opportunity to ask questions and receive answers from the officers of PalEx concerning, among other matters, PalEx, its management, its plans for the operation of its business and potential additional acquisitions.

            11.3. RULE 144 AFFILIATES. PalEx and the Stockholders acknowledge that immediately following the Effective Time no Stockholder shall be deemed an "affiliate" of PalEx, as such term is defined for purposes of Rule 144 under the 1933 Act ("RULE 144"), and that it is not currently contemplated that any Stockholder would subsequently be deemed such an affiliate of PalEx as a result of such Stockholder's power or authority at PalEx, the Surviving Corporation or the Subsidiary.

            11.4. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of PalEx Common Stock to the public without registration, PalEx agrees to use its commercially reasonable efforts to:

            (a) make and keep public information (as such terms are defined in Rule 144) regarding PalEx available;

            (b) file with the SEC in a timely manner all reports and other documents required of PalEx under the 1933 Act and the 1934 Act; and

            (c) so long as a Stockholder owns any restricted shares of PalEx Common Stock, furnish to such Stockholder upon written request a written statement by PalEx as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of PalEx, and such other reports and documents so filed as such Stockholder may reasonably request in availing itself of any rule

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                                      -38-
      or regulation of the SEC allowing such Stockholder to sell any such shares without registration.

            11.5. CONSENT TO SELL REGISTERED SHARES UNDER PROSPECTUS. PalEx hereby consents to the Stockholders publicly reselling the Registered Shares they receive in the Merger pursuant to the prospectus contained in the Registration Statement, as such prospectus may be amended or supplemented from time to time. PalEx shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement until the earlier of
(a) two years after the Effective Time and (b) the first date on which the Stockholders no longer hold any shares of PalEx Common Stock; PROVIDED, HOWEVER, that the Stockholders acknowledge and agree that PalEx will be required in accordance with the 1933 Act and the rules and regulations thereunder to file with the SEC amendments and supplements to the Registration Statement from time to time to maintain the effectiveness of the Registration Statement, which amendments and supplements PalEx agrees to file as promptly as commercially practicable after the Registration Statement becomes stale or as may otherwise be required pursuant to the 1933 Act and the rules and regulations thereunder. If any Stockholder desires to sell its shares of PalEx Common Stock received in the Merger, such Stockholder and PalEx shall endeavor in good faith to facilitate the orderly disposition of such shares.

                                 ARTICLE XII

                                MISCELLANEOUS

            12.1. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PalEx, Newco and the Company, and the heirs and legal representatives of the Stockholders.

            12.2. ENTIRE AGREEMENT. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, Newco and PalEx and supersede any prior

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                                      -39-
agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Stockholders and the Company, Newco and PalEx, acting through their respective officers, duly authorized by their respective Boards of Directors.

            12.3. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

            12.4. BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

            12.5. NOTICES. All notices and communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party, as follows:

            (a)   If to PalEx or Newco, addressed to them at:
                              PalEx, Inc.

                              Suite 610
                              3555 Timmons Lane
                              Houston, Texas 77027
                              Attn: Vance K. Maultsby, Jr.

            (b)   If to the Stockholders, addressed to them at:

                    Sheffield Pallet and Lumber Company, Inc.

                              165 Turkey Foot Road
                              Mocksville, NC 27028
                              Attn: Albert G. Reavis
                                    Daniel A. Reavis

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                                      -40-

                        With a copy to:

                              Hunton & Williams
                              NationsBank Plaza
                              Suite 4100
                              600 Peachtree Street NE
                              Atlanta, GA 30308-2216
                              Attn: J. Stephen Hufford, Esq.

or such other address as any party hereto shall specify pursuant to this SECTION
12.5 from time to time.

            12.6. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas (except for its principles governing conflicts of laws).

            12.7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE IV and ARTICLE V shall survive the Closing for a period of 12 months from the Closing Date (the "EXPIRATION DATE"), except that the representations and warranties set forth in
SECTION 4.18 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, which shall be deemed to be the Expiration Date for SECTION 4.18.

            12.8. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

            12.9. TIME OF ESSENCE. Time is of the essence with respect to this Agreement.

            12.10.REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and unenforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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                                      -41-
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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              PALEX, INC.

                              By:    /S/ VANCE K. MAULTSBY

                              Name: Vance K. Maultsby

                             Title:President and Chief Executive Officer

                              SHEFFIELD ACQUISITION, INC.

                              By:    /S/ VANCE K. MAULTSBY

                              Name: Vance K. Maultsby
                              Title:Vice President

                              SHEFFIELD LUMBER AND PALLET COMPANY, INC.

                              By:    /S/ ALBERT G. REAVIS

                              Name: Albert G. Reavis
                              Title:President

                               /S/ ALBERT G. REAVIS

                              Albert G. Reavis, Individually

                               /S/ DANIEL A. REAVIS

                              Daniel A. Reavis, Individually

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
                               /S/ KENNETH G. REAVIS

                              Kenneth G. Reavis, Individually

                               /S/ MARSHA R. MCGREEVEY

                              Marsha A. McGreevey, Individually

                               /S/ WENDY D. REAVIS

                              Wendy D. Reavis, Individually

                              ALBERT G. REAVIS IRREVOCABLE TRUST,

                              REAVIS IRREVOCABLE GENERATION-SKIPPING
                                    TRUST,

                              BRENT ALAN REAVIS TRUST SHARE CREATED
                                   UNDER DANIEL A. REAVIS IRREVOCABLE
                                   TRUST,

                              BRENT ALAN REAVIS IRREVOCABLE TRUST,

                              HILARY GAIL REAVIS TRUST SHARE CREATED
                                 UNDER DANIEL A. REAVIS IRREVOCABLE
                                 TRUST, and

                              HILARY GAIL REAVIS IRREVOCABLE TRUST

                              By:    /S/ HENRY P. VAN HOY, II

                               Henry P. Van Hoy, II, Trustee

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